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                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

                                       OF

                              foreignTV.com, Inc.

                 Under Section 242 of the Delaware Corporation


     The undersigned, Secretary of foreignTV.com, Inc., a corporation existing under the laws of the State of Delaware, DOES HEREBY CERTIFY as follows:

     FIRST:    That the name of the corporation is

                              foreignTV.com, Inc.


     SECOND:   That the Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on November 12, 1998.

     THIRD:    The certificate of incorporation of the Corporation is hereby amended, effective as of January 1, 2000, by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

          FIRST:  The name of this corporation shall be:

                               Medium4.com, Inc.

     FOURTH:   The amendment of the certificate of incorporation of the
Corporation herein certified was duly adopted by the Board of Directors of the Corporation, was declared advisable by Board of Directors and approved by the vote of a majority of the outstanding stock of the Corporation entitled to vote thereon in the manner prescribed by Sections 222 and 242 of the Delaware General Corporation Law, at a special meeting of the stockholders that was duly convened for such purpose on December 28, 1999.

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Certificate of Amendment of Certificate of Incorporation                  Page 1
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     FIFTH:    As permitted by Section 103(d) of the Delaware General
Corporation Law, the amendment effected by this Certificate of Amendment shall become effective at 12:01 a.m., Eastern Standard Time, on January 1, 2000.



     IN WITNESS WHEREOF, I have signed this certificate this 28th day of December, 1999.



                                         _______________________
                                         Marc D. Leve
                                         Secretary

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Certificate of Amendment of Certificate of Incorporation                  Page 2